Exhibit 1.1

UNDERWRITING AGREEMENT

[●], 2023

R.F. Lafferty & Co., Inc.
40 Wall St., 29th Floor

New York, NY 10005

Ladies and Gentlemen:

Globavend Holdings Limited, an exempted company incorporated under the laws of Cayman Islands (the “Company”), agrees, subject to the terms and conditions in this agreement (this “Agreement”), to issue and sell to the several underwriters listed in Schedule I hereto (collectively, the “Underwriters”) an aggregate of [1,875,000] ordinary shares (the “Firm Shares”), par value $0.001 per share, of the Company (the “Ordinary Share”). At the option of the Underwriters, the Company agrees, subject to the terms and conditions herein, to issue and sell up to an aggregate of [281,250] additional Ordinary Shares (the “Option Shares”). The Firm Shares and the Option Shares are herein referred to collectively as the “Shares”. The respective number of Shares to be purchased by each Underwriter is set forth opposite its name in Schedule I hereto. R.F. Lafferty & Co., Inc. has agreed to act as the representative (the “Representative”) of the several Underwriters in connection with the offering and sale of the Shares.

Definitions:

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” means the first time that sales of the Shares are made by the Underwriters.

“Bona Fide Electronic Road Show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that the Company has made available without restriction by “graphic means” (as defined in Rule 405 under the Securities Act) to any person.

“Business day” means a day on which the Nasdaq is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Emerging Growth Company” means an “emerging growth company” (as defined in Section 2(a) of the Securities Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

“Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

“Pricing Disclosure Package” means the Pricing Prospectus collectively with the documents and pricing information set forth in Schedule II hereto.

“Pricing Prospectus” means the Preliminary Prospectus included in the Registration Statement at the time at which the Commission declared the Registration Statement effective.

“Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

“Registration Statement” means (a) the registration statement on Form F-1 (File No.333-274166), including a prospectus, registering the offer and sale of the Shares under the Securities Act as amended at the time the Commission declared it effective, including each of the exhibits, financial statements and schedules thereto, (b) any Rule 430A Information, and (c) any Rule 462(b) Registration Statement.

“Rule 430A Information” means the information deemed, pursuant to Rule 430A under the Securities Act, to be part of the Registration Statement at the time the Commission declared the Registration Statement effective.

“Rule 462(b) Registration Statement” means an abbreviated registration statement to register the offer and sale of additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

1. Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each Underwriter that:

(a) Registration Statement.

(i) The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act on [●], 2023. The Company has as of the date of this Agreement filed post-effective amendments to the Registration Statement and the Commission has declared the amendments effective under the Securities Act on [●], 2023. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

(ii) The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the disclosure contained in the following sections of the “Underwriting” section of the Prospectus (collectively, the “Underwriter Information”): (i) “Name of Underwriters;” “Price Stablization, Short Positions;” “Determination of Offering Price;” and “Selling Restrictions.”

(iii) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as defined below) and as of any Additional Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c) Final Prospectus.

(i) Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date and as of any Additional Closing Date, as the case may be, will comply in all material respects with the Securities Act.

(d) Preliminary Prospectuses.

(i) Each Preliminary Prospectus, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Preliminary Prospectus, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, complied in all material respects with the Securities Act.

(e) Issuer Free Writing Prospectuses.

(i) Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date and as of any Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(ii) Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

(iii) The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Shares.

(iv) Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule II hereto and electronic road shows, if any, each furnished to the Representative before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Representative, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

(f) No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, and each Issuer Free Writing Prospectus set forth in Schedule II hereto, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Shares.

(g) Ineligible Issuer and Foreign Private Issuer. At the time of filing of the Registration Statement registering the offer and sale of the Shares submitted to the Commission on and any amendment thereto and at the date hereof, the Company (i) was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) (“Ineligible Issuer”), without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer, and (ii) was and is (x) a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and (y) eligible to register the offer and sale of the Shares on Form F-1 adopted by the Commission.

(h) Emerging Growth Company. From the time of the initial filing of the Registration Statement relating to the Shares with the Commission through the date hereof, the Company has been and is an Emerging Growth Company.

(i) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as (i) the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

(k) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that would result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholder’s equity, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) there has been no change in the capital share (other than the issuance of Ordinary Shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of share options, restricted share units or warrants described as outstanding, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as one entity); and (iii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as one entity; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital share or repurchase or redemption by the Company or any of its subsidiaries of any class of capital share.

(l) Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, considered as one entity, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(m) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization”. All of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Firm Shares and the Option Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. None of the outstanding Ordinary Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any Ordinary Shares, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding Ordinary Shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”), except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no restrictions on transfer of the Ordinary Share under the laws of Cayman Islands or the United States.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Firm Shares or the Option Shares, (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of shareholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (y) and (z) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Firm Shares and the Option Shares; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (w) have already been obtained or made and are still in full force and effect, (x) may be required by FINRA, and (y) may be required under applicable state securities laws in connection with the purchase, distribution and resale of the Firm Shares and the Option Shares by the Underwriters.

(q) Independent Accountants. ZH CPA, LLC, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(r) Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Summary Financial Data” and “Capitalization” present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The pro forma financial statements, the related notes thereto and the other pro forma financial information included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus present fairly the information set forth therein and have been prepared in accordance with the applicable requirements of the Securities Act and the Commission’s rules and guidance with respect to pro forma financial information; the assumptions used in the preparation thereof are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and the related pro forma adjustments are appropriate to give effect to the assumptions used in the preparation thereof and the transactions and circumstances referred to therein.

(s) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

(t) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(u) Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and (ii) to the best knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others that would have a Material Adverse Effect.

(v) Labor Disputes. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or contemplated that would, individually or in the aggregate, have a Material Adverse Effect.

(w) Intellectual Property Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark and service mark registrations, domain names and other source indicators, copyrights and copyrightable works, technology and know-how, trade secrets, proprietary or confidential information and all other intellectual property and related proprietary rights, interests and protection (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses, except where the failure to own or have the right to use such Intellectual Property Rights would not have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Effect; and (iii) to the best knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person, except for such infringement, misappropriation or other violation as would not have a Material Adverse Effect.

(x) Licenses and Permits. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 1(w)) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(z) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 1(r) are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements, except to the extent of any inadequacy that would not result in a Material Adverse Effect on the Company.

(aa) No Stamp or Transaction Taxes. No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with: (A) the sale, transfer or delivery by the Company of the Shares to or for the respective accounts of the several Underwriters, (B) the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement or (C) the execution and delivery of and performance under this Agreement.

(bb) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company does not expect to be a passive foreign investment company (as defined in Section 1297 of the Code) for its current taxable year or in the foreseeable future.

(cc) Investment Company Act. Neither the Company nor any of its subsidiaries is, after giving effect to the offer and sale of the Firm Shares and the Option Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

(dd) Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such deductibles and covering such losses and risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriters, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(ff) Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company’s internal control over financial reporting is effective (it being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act) and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated). Since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of (A) any significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(hh) Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ii) Margin Rules. Neither the issuance, sale and delivery of the Firm Shares and the Option Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, any other applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Compliance with OFAC. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

(oo) Disclosure; Accurate Summaries. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Related Party Transactions,” “Shares Eligible for Future Sale,” “Description of Share Capital,” “Taxation” and “Underwriting” , insofar as they purport to summarize the provisions of the laws, agreements and documents referred to therein, are accurate summaries of such laws, agreements, documents or proceedings. The Ordinary Share (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(pp) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Globavend Associates Limited and Globavend (HK) Limited. The subsidiaries of the Company listed in Schedule III hereto are the only “significant subsidiaries” (as defined under Rule 1.02(w) of Regulation S-X under the Securities Act) of the Company (the “Significant Subsidiaries”). The Company does not own or control, directly or indirectly, any corporation, association or entity other than Globavend Associates Limited and Globavend (HK) Limited. Each of the Company and its subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(qq) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital share or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(rr) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Firm Shares or the Option Shares.

(ss) Listing on Nasdaq. The Shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Shares on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Shares.

(tt) Proceedings to Enforce Agreement. In any proceeding in Cayman Islands to enforce this Agreement governed by New York law, the choice of New York law as the governing law of this Agreement will be recognized and applied, the irrevocable submission of it to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York will be valid, legal, binding and enforceable, and any judgment obtained in such a court will be recognized and enforceable in the Cayman Islands without reconsideration as to the merits of such judgment.

(uu) No Integration. Neither the Company nor any of the Subsidiaries has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriter pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has sold or issued any Ordinary Shares or any securities convertible into, exercisable or exchangeable for Ordinary Shares, or other equity securities, or any rights to acquire any Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(vv) Certificates. Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(www) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Preliminary Prospectus and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(xxx) No Immunity. None of the Company, its Subsidiaries or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the British Virgin Islands (“BVI”), New York or United States federal law; and, to the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(yyy) Choice of Law. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of the Cayman Islands, BVI, Hong Kong and the United States and will be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, BVI, Hong Kong and the United States, except in respect of the Cayman Islands and the BVI, for those laws (a) which such court considers to be procedural in nature, (b) which are revenue or penal laws or (c) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands and the BVI, and subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, BVI, Hong Kong and the United States (if applicable). The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 of this Agreement.

(zzz) Recognition of Judgments. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a New York Court having jurisdiction under New York law against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(aaaa) Hong Kong and British Virgin Islands Warrantees.

(i) Organization. The Subsidiaries have been duly organized and are validly existing as companies under the applicable laws of Hong Kong and the BVI, and, with respect to Hong Kong Subsidiaries only, their business registration are in full force and effect. 100% of the equity interests of the Subsidiaries are owned, directly or indirectly, by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the bylaws, the constituent documents of each Subsidiary comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation and are in full force and effect; and the Subsidiaries have full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over the Subsidiaries or any of their properties required for the ownership or lease of property by them and the conduct of their business in accordance with their registered business scope, except for such that would not reasonably be expected to have a Material Adverse Effect and have the legal right and authority to own, use, lease and operate their assets and to conduct their business in the manner presently conducted and as described in the Prospectus. Each Subsidiary has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under application jurisdictions laws, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and, none of the Subsidiaries own, operate, manage or have any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Subsidiaries, taken as a whole, except as described in the Prospectus.

(ii) Taxes. Except as disclosed in the Registration Statement, the Preliminary Prospectus and Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in Hong Kong, the BVI or the Cayman Islands to any Hong Kong, BVI or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Shares to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Shares to purchasers thereof.

(iii) Dividends and Distributions. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(vii) Free Transferability of Dividends or Distributions. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, BVI and Hong Kong laws and regulations be paid to the holders of Shares in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, BVI and Hong Kong in accordance with, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, BVI or Hong Kong, will not be subject to income, withholding or other taxes under, the laws and regulations of the Cayman Islands, BVI, or Hong Kong, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, BVI, or Hong Kong, or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, BVI, or Hong Kong, or any political subdivision or taxing authority thereof or therein.

(bbbb) Overseas Securities Offering and Listing Rules. The Company represents and warrants to the underwriters that the offering of the Shares is not subject to the requirements of the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and related regulations, rules or guidelines, including but not limited to the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing (the “Confidentiality Provisions”).

2. Purchase.

(a) Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants herein and subject to the conditions herein and any adjustments made in accordance with Sections 2(c) hereof,

(i) The Company agrees to issue and sell the Firm Shares to the several Underwriters; and

(ii) The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(iii) The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[●] per share (the “Purchase Price”).

(iv) Payment for the Firm Shares (the “Firm Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representative at the office of Hunter Taubman Fischer & Li LLC at 10:00 a.m., Eastern Time, on [●], 2023, or at such other place on the same or such other date and time, as the Representative and the Company may agree upon in writing (the “Closing Date”). The Firm Shares Payment shall be made against delivery of the Firm Shares to be purchased on the Closing Date to the Representative for the respective accounts of the several Underwriters, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Firm Shares duly paid by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Representative shall otherwise instruct.

(b) Over-Allotment Option. On the basis of the representations, warranties and covenants herein and subject to the conditions herein,

(i) the Underwriters shall have the option to purchase, severally and not jointly, in whole or in part, the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option Purchase Price”);

(ii) upon an exercise of the Over-Allotment Option and subject to the terms and conditions herein, the Company agrees to issue and sell the Option Shares to the several Underwriters;

(iii) the parties agree that the Underwriters may only exercise the Over-Allotment Option for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

(iv) The Underwriters may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the forty-fifth day after Closing Date, by written notice from the Representative to the Company (the “Over-Allotment Exercise Notice”). The Underwriters must give the Over-Allotment Exercise Notice to the Company at least one business days prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Representative may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company.

(v) The Over-Allotment Exercise Notice shall set forth:

(A) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised;

(B) the Over-Allotment Option Purchase Price;

(C) the names and denominations in which the Option Shares are to be registered; and

(D) the applicable Additional Closing Date, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of the Over-Allotment Exercise Notice.

(vi) Payment for the Option Shares (the “Option Shares Payment”) shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representative at the office of Hunter Taubman Fischer & Li LLC at 10:00 a.m., Eastern Time, on the date specified in the corresponding Over-Allotment Exercise Notice, or at such other place on the same or such other date and time, as the Representative and the Company may agree upon in writing (an “Additional Closing Date”). The Option Shares Payment shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Option Shares to be purchased on any Additional Closing Date, with any transfer taxes, stamp duties and other similar taxes payable in connection with the sale of the Option Shares duly paid by the Company. Delivery of the Option Shares shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(c) Public Offering. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any Affiliate of an Underwriter.

3. Covenants of the Company. The Company hereby covenants and agrees with each Underwriter as follows:

(a) Filings with the Commission. The Company will:

(i) prepare and file the Final Prospectus (in a form approved by the Representative and containing the Rule 430A Information) with the Commission in accordance with and within the time periods specified by Rules 424(b) and 430A under the Securities Act;

(ii) file any Issuer Free Writing Prospectus with the Commission to the extent required by Rule 433 under the Securities Act; and

(iii) file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(b) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing:

(i) when the Registration Statement has become effective;

(ii) when the Final Prospectus has been filed with the Commission;

(iii) when any amendment to the Registration Statement has been filed or becomes effective;

(iv) when any Rule 462(b) Registration Statement has been filed with the Commission;

(v) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed or distributed;

(vi) of (x) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, (y) the receipt of any comments from the Commission relating to the Registration Statement or (z) any other request by the Commission for any additional information;

(vii) of (x) the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or (y) the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act;

(viii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which, the Final Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(ix) of the issuance by any governmental or regulatory authority or any order preventing of suspending the use of any of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the initiation or threatening for that purpose; and

(x) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.

(c) Orders and Notices. The Company will use its best efforts to prevent the issuance of any order or notice described in Sections 3(b)(vii), 3(b)(ix) or 3(b)(x); and, if any such order or notice is issued, will obtain as soon as possible the withdrawal thereof.

(d) Ongoing Compliance.

(i) If during the Prospectus Delivery Period:

(A) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Final Prospectus to comply with applicable law, the Company will, as soon as reasonably possible, notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Final Prospectus as may be necessary so that the Final Prospectus will comply with applicable law; and

(ii) if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading; or

(B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 3(e) hereof, file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the Pricing Disclosure Package will comply with applicable law.

(e) Amendments, Supplements and Issuer Free Writing Prospectuses. Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Rule 462(b) Registration Statement or (y) any amendment or supplement to the Registration Statement or the Final Prospectus, or (iii) distributing any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, Rule 462(b) Registration Statement or other amendment or supplement for review and will not use, authorize, refer to, distribute or file any such Issuer Free Writing Prospectus or Rule 462(b) Registration Statement, or file or distribute any such proposed amendment or supplement (A) to which the Representative reasonably objects in a timely manner and (B) which is not in compliance with the Securities Act. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(f) Delivery of Copies. The Company will, upon request of the Representative, deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case, including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request.

(g) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).

(h) Blue Sky Compliance. The Company will use its best efforts, with the Underwriters’ cooperation, if necessary, to qualify or register (or to obtain exemptions from qualifying or registering) the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will use its reasonable best efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Representative to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Firm Shares and the Option Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(k) Clear Market.

(i) For a period of six months after the closing of the initial public offering (the “Lock-Up Period”), the Company will not (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Share or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Ordinary Share or such other securities, in cash or otherwise, without the prior written consent of the Representative.

(ii) The restrictions contained in Section 3(k)(i) hereof shall not apply to: (A) the Shares, (B) any Ordinary Shares issued under any company stock plans or warrants issued by the Company, in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (C) any options and other awards granted under a Company Stock Plan as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (D) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Stock Plan described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (E) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (E) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Firm Shares pursuant hereto and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clauses (B), (C) and (E) during the Lock-Up Period shall enter into an agreement substantially in the form of Exhibit A hereto.

(iii) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in any Lock-Up Agreement and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, then the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) No Stabilization or Manipulation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriters, as to which no covenant is given) will take, directly or indirectly, any action designed to or that constitutes or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(m) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Firm Shares or the Option Shares in such a manner as would require the Company or any of its subsidiaries to register as an “investment company” (as defined in the Investment Company Act) under the Investment Company Act.

(n) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Share.

(o) Reports. For the period of two years from the date of this Agreement, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(p) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company confirms that there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any directors, officers and 10% shareholders of the Company with respect to the sale of the Shares or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’ compensation, as determined by FINRA.

(ii) Payments Within 180 Days. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as approved by the Representative in writing, the Company confirms that it has not made any direct or indirect payments (in cash, securities or otherwise) that are unreasonably higher than the prevailing market rate to: (x) any person, as a finder’s fee, consulting fee, investor relations’ fee, advisory fees or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (y) any FINRA member; or (z) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period immediately preceding the original filing date of the Registration Statement, other than the payment to the Underwriters as provided herein in connection with the Offering.

(iii) FINRA Affiliation. There is no (x) officer or director of the Company, (y) to the Company’s knowledge, the beneficial owner of 10% or more of any class of the Company’s securities or (z) to the Company’s knowledge, the beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the original filing of the Registration Statement that, in each case, is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(iv) Information. All information provided by the Company in its FINRA Questionnaire to Representative’s counsel specifically for use by Representative’s counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(q) Right of First Refusal. The Company and the Representative agree that for a period of twelve (12) months August 3, 2023, whether or not the engagement contemplated under this Agreement is terminated (other than termination for Cause, as defined below), the Company grants the Representative the right of first refusal (provided the Offering is completed) to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as exclusive placement agent or initial purchaser in connection with any private offering of securities of the Company. The Representative shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by the Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Representative and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If the Representative declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the Representative. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Representative of this Agreement or a material failure by the Representative to provide the services as contemplated by this Agreement.

4. Covenants of the Underwriters. Each Underwriter, severally and not jointly, hereby covenants and agrees with the Company as follows:

(a) Underwriter Free Writing Prospectus. Such Underwriter has not used, authorized the use of, referred to or participated in the planning for use of, and will not use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“Issuer Information”) that was not included in the Pricing Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed in Schedule II hereto or prepared pursuant to Section 1(e)(iv) or Section 3(e) hereof (including any electronic road show), or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) Section 8A Proceedings. Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Shares and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period.

5. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Shares purchased) of the following compensation with respect to the Shares which they are offering:

(i) discounts equal to seven and one-half percent (7.5%) of the aggregate gross proceeds received by the Company from the sale of the Shares in the offering;

(ii) a non-accountable expense allowance equal to half a percent (0.5%) of the aggregate gross proceeds received by the Company from the sale of the Shares in the offering; and

(iii) an accountable expense allowance of up to $250,000, of which $80,000 has already been paid to the Underwriters as an advance against accountable expenses. Notwithstanding the foregoing, any advance received by the Representative will be returned to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

(b) Company Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses incident to the authorization, issuance, sale, preparation and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer, stamp and other taxes in connection with the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters, (iii) all fees and expenses of the Company’s counsel (including local and special counsel), independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing or reproduction, and filing with the Commission of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, (v) all costs and expenses incurred in connection with the shipping and distribution (including postage, air freight charges and charges for packaging) of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, including, in each case, financial statements, schedules, exhibits, consents, amendments and supplements thereto, as may, in each case, be reasonably requested by the Representative for use in connection with the offering and sale of the Shares, (vi) all fees and expenses incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Shares for offer and sale under the securities laws of the several states of the United States or other jurisdictions as the Representative may request and the preparation, printing and distribution of a Blue Sky memorandum, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (viii) all expenses and application fees related to the registration of the Ordinary Share under the Exchange Act and the listing of the Ordinary Share, including the Shares, on Nasdaq, (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, it being understood and agreed that except that the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show” (x) the costs and charges of the transfer agent and the registrar for the Ordinary Share, (xi) all application fees and fees and expenses of counsel for the Underwriters incurred in connection with any filing with, and clearance of the offering by, FINRA; (xii) all reasonable fees and expenses incurred by the Underwriters, including the fees and disbursements of counsel for the Underwriters and any stamp duties, similar taxes, duties or other taxes, and (xiv) all other expenses incident to the performance by the Company of its other obligations under this Agreement.

(c) Underwriter Expenses. Except to the extent otherwise provided in this Section 5 or Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, any share transfer taxes on resale of any of the Shares held by them, and any advertising expenses connected with any offers they may make.

(d) Company Reimbursement. The provisions of this Section 5 shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Firm Shares as provided herein on the Closing Date or the Option Shares as provided herein on any Additional Closing Date, as the case may be, shall be subject to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order.

(i) The Registration Statement and any post-effective amendment thereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission.

(ii) The Company shall have filed the Final Prospectus and each Issuer Free Writing Prospectus with the Commission in accordance with and within the time periods prescribed by Section 3(a) hereof.

(iii) The Company shall have (A) disclosed to the Representative all requests by the Commission for additional information relating to the offer and sale of the Shares and (B) complied with such requests to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) Accountants’ Comfort Letters; CFO Certificates.

(i) On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, ZH CPA, LLC shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus issued by the respective accountants.

(ii) On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representative certificates of the Company’s chief financial officer, dated the respective dates of their delivery and addressed to the Underwriters, with respect to certain financial data contained in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, substantially in the form attached hereto as Exhibit D hereto.

(d) FINRA Clearance. On or before the Closing Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(e) No Material Adverse Change. No event or condition of a type described in Section 1(k) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(f) Opinion and Negative Assurance Letter of U.S. Counsel to the Company. K&L Gates LLP, U.S. counsel to the Company, shall have furnished to the Representative, at the request of the Company, its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and (ii) negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in each case, in form and substance reasonably satisfactory to the Representative.

(g) Opinion of Cayman Islands Counsel to the Company. Conyers Dill & Pearman, Cayman Islands counsel to the Company, shall have furnished to the Representative, at the request of the Company, its (i) written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative.

(h) Opinion of HK Counsel of the Company. CFN Lawyers, Hong Kong counsel to the Company, shall have furnished to the Representative its written opinion, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative.

(i) Negative Assurance Letter of Counsel to the Underwriters. Hunter Taubman Fischer & Li LLC, U.S. counsel to the Underwriters, shall have furnished to the Representative a negative assurance letter, addressed to the Underwriters and dated the Closing Date or any Additional Closing Date, as the case may be, and the Company shall have furnished to such counsel such documents and information as such counsel may reasonably request to enable them to pass on such matters.

(j) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative, in each case (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, and each Issuer Free Writing Prospectus and, to the best knowledge of such officer, the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, and that the Company has complied with all agreements and covenants and satisfied all other conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be. The form of Officer’s Certificate is attached hereto as Exhibit E.

(k) Secretary’s Certificate. On the Closing Date and/or the Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated such Closing Date, certifying: (i) that the Company’s memorandum and articles of association attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and (iii) the good standing of the Company and each subsidiary. The documents referred to in such certificate shall be attached to such certificate. The form of Secretary’s Certificate is attached hereto as Exhibit F.

(l) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Firm Shares or the Option Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance, sale or delivery of the Firm Shares or the Option Shares.

(m) Good Standing. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Representative shall have received satisfactory evidence of the good standing (or the applicable equivalent thereof in the Cayman Islands, BVI and HK) of the Company and each of the Company’s subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case, in writing from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction, all dated within 3 days either the date of this Agreement, the Closing Date or any Additional Closing Date.

(n) Lock-Up Agreements. The lock-up agreements, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), executed by the officers, directors and each 5% equityholder of the Company (collectively, the “Lock-Up Parties”) relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be. The Lock Up Parties are listed in the Schedule IV hereto.

(o) Exchange Listing. On the Closing Date or any Additional Closing Date, as the case may be, the Shares shall have been approved for listing on Nasdaq, subject to notice of issuance.

(p) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Underwriters and their counsel shall have received such information, certificates and other additional documents from the Company as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the covenants, closing conditions or other obligations, contained in this Agreement.

All opinions, letters, certificates and other documents delivered pursuant to this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date or any Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that the Company shall continue to be liable for the payment of expenses under Section 6 and Section 10 hereof and except that the provisions of Section 7 and Section 8 hereof shall at all times be effective and shall survive any such termination.

7. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers, and employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus, or any Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to the same extent as the indemnity set forth in Section 7(a) hereof; provided, however, that each Underwriter shall be liable only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement (or any amendment or supplement thereto), any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Final Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Information, any Issuer Free Writing Prospectus or any Road Show in reliance upon, and in conformity with, the Underwriter Information relating to such Underwriter. The indemnity agreement set forth in this Section 7(d) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to any of the preceding subsections of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under any of the preceding subsections of this Section 7 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under any of the preceding subsections of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for (i) any Underwriter, its Affiliates, directors, officers , and employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Representative; and (ii) the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company.

(d) Settlements. The Indemnifying Person under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent may not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for any reasonably incurred and documented fees and expenses of counsel as contemplated by this Section 7, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request, or shall not have disputed in good faith the Indemnified Person’s entitlement to such reimbursement, prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 30 days’ prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent may not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from and against all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Person.

8. Contribution. To the extent the indemnification provided for in Section 8 hereof is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Final Prospectus bear to the aggregate initial offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any and all legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter in connection with the Shares distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I hereto.

For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

The remedies provided for in Section 7 and Section 8 hereof are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Termination. Prior to the delivery of and payment for the Shares on the Closing Date or any Additional Closing Date, as the case may be, this Agreement may be terminated by the Representative by notice given to the Company if after the execution and delivery of this Agreement: (i) trading or quotation of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any securities exchange, quotation system or in the over-the-counter market; (ii) trading in securities generally on any of the New York Stock Exchange, the Nasdaq Capital Market or the over-the-counter market shall have been suspended or materially limited; (iii) a general banking moratorium on commercial banking activities shall have been declared by federal or New York state authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in general economic, financial or political conditions in the United States or internationally, as in the reasonable judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (vi) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company and its subsidiaries, considered as one entity, regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Section 9 shall be without liability on the part of: (x) the Company to the Underwriters, except that the Company shall continue to be liable for the payment of expenses under Section 5 hereof; (y) any Underwriter to the Company; or (z) any party hereto to any other party except that the provisions of Section 7 and Section 8 hereof shall at all times be effective and shall survive any such termination.

10. Reimbursement of the Underwriters’ Expenses. If (a) the Company fails to deliver the Shares to the Underwriters for any reason at the Closing Date or any Additional Closing Date, as the case may be, in accordance with this Agreement or (b) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, then the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with this Agreement and the applicable offering contemplated hereby.

11. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their respective officers or directors or any controlling person, as the case may be, and shall survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to the Underwriters:	R.F. Lafferty & Co., Inc. 40 Wall St., 29th Floor New York, NY 10005 Email Address: rhackel@rflafferty.com Attention: Robert Hackel

with a copy to (which copy shall not constitute notice):	Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor Email Address: yli@htflawyers.com Attention: Ying Li, Esq.
If to the Company:	Globavend Holdings Limited Office 1401, Level 14, 197 St Georges Tce Perth, WA 6000, Australia Email: project@globavend.com Attention: Mr. Frank Yau
with a copy to (which copy shall not constitute notice):	K&L Gates 44/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong Email: Virginia.Tam@klgates.com Attention: Virginia Tam, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others in accordance with this Section 12.

13. Successors. This Agreement shall inure solely to the benefit of and be binding upon the Underwriters, the Company and the other indemnified parties referred to in Section 7 and Section 8 hereof, and in each case their respective successors. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein. The term “successors,” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

14. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether sounding in contract, tort or statute, shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state (including its statute of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

17. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18. Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consent to such relief and enforcement.

19. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of each judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

20. Waiver of Jury Trial. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Related Proceeding.

21. No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, shareholders, members, partners, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice in any jurisdiction with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives and releases, to the full extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares or any matters leading up to the offering of the Shares.

22. Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, each Preliminary Prospectus, each Issuer Free Writing Prospectus and each Road Show, the purchase and sale of the Shares and the conduct of the offering contemplated hereby.

24. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the parties hereto. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

25. Section Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

26. Counterparts. This Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GLOBAVEND HOLDINGS LIMITED

By:
Name:	Wai Yiu Yau
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

R.F. LAFFERTY & CO., INC.

Acting on behalf of itself and as a Representative of the several Underwriters

By:
Name:	Robert Hackel
Title:	Chief Operating Officer

[SIGNATURE PAGE OF GLOBAVEND UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriters

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Maximum Over-Allotment Option Is Exercised
R.F. Lafferty & Co., Inc.

Total:

SCHEDULE II

Pricing Disclosure Package

[●]

SCHEDULE III

Subsidiaries

Subsidiaries	Jurisdiction of Organization
Globavend Associates Limited	BVI
Globavend (HK) Limited	Hong Kong

Schedule IV

Lock-Up Parties

Mr. Wai Yiu Yau
Mr. Tsz Ngo Yu
Ms. San Man Leng
Mr. Ho Chuen Shin
Mr. Fan Cheung
Globavend Investments Limited

EXHIBIT A

Form of Lock-Up Agreement

R.F. Lafferty & Co., Inc.

40 Wall St., 29th Floor

New York, NY 10005

As Representative of the several underwriters

Ladies and Gentlemen:

The undersigned understands that R. F. Lafferty & Co., Inc. (the “Representative”) entered into an Underwriting Agreement (the “Underwriting Agreement”) on [●], 2023 with Globavend Holdings Limited, a Cayman Islands exempted company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of Ordinary Shares, par value $0.001 per share (the “Securities”). For purposes of this letter agreement, “Shares” shall mean the Company’s Ordinary Shares.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period commencing on the date hereof and ending six months after the closing of the Initial Public Offering relating to the Initial Public Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriter in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to and the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

[Signature Page Follows]

Very truly yours,

(Signature)

Address:

[SIGNATURE PAGE OF LOCK-UP AGREEMENT]

EXHIBIT B

Form of Lock-Up Waiver

Globavend Holdings Limited

[Name and Address of the Company or Officer or

Director or Shareholders Requesting Waiver]

Dear [Name]:

This letter is being delivered to you in connection with the offering by Globavend Holdings Limited (the “Company”) of [•] ordinary shares of the Company, par value US$0.001 per share, and the lock-up agreement dated [date], 2023 (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver]/[release] dated [date], with respect to [number] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive]/[release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [date]; provided, however, that such [waiver]/[release] is conditioned on the Company announcing the impending [waiver]/[release] by press release through a major news service at least two business days before effectiveness of such [waiver]/[release]. This letter will serve as notice to the Company of the impending [waiver]/[release].

Except as expressly [waived]/[released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

R.F. Lafferty & Co., Inc.

By:

Name:

Title:

EXHIBIT C

Form of Lock-Up Waiver Press Release

Globavend Holdings Limited

[Address]

[●]

Globavend Holdings Limited, a Cayman Islands exempted company (the “Company”) announced today that R.F. Lafferty & Co., Inc., the representative of the underwriters, is [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [●] ordinary shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with R.F. Lafferty & Co., Inc. in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [●] [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT D

Certificate of the Company’s Chief Financial Officer

[●], 2023

The undersigned, Tsz Ngo Yu, hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Globavend Holdings Limited, a Cayman Islands exempted company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 6(c) of the Underwriting Agreement, dated as of [●], 2023, by and between the Company and R. F. Lafferty & Co., as representative of the underwriters listed on Schedule I thereto (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement and the Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement and the Prospectus.

4.	The Company Financial Statements present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries and their results of operations for the periods presented in the Registration Statement and the Prospectus.

5.	I have reviewed the disclosure in the Registration Statement and the Prospectus, the financial and operating information and data identified and circled by Hunter Taubman Fischer & LI LLC in the Registration Statement and the Prospectus dated [●], 2023 attached hereto as Exhibit A, and to the best of my knowledge such information is correct, complete and accurate in all material respects.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

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IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

By:
Name:	Tsz Ngo Yu
Title:	Chief Financial Officer

Exhibit E

Officers’ Certificate

[●], 2023

The undersigned, Wai Yiu Yau, Chief Executive Officer, and Tsz Ngo Yu, Chief Financial Officer, of Globavend Holdings Limited, a Cayman Islands exempted company (the “Company”), pursuant to Section 6(j) of the Underwriting Agreement, dated as of [●], 2023, by and between the Company and R. F. Lafferty & Co., Inc., as the Representative of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), do hereby certify, each in his or her capacity as an officer of the Company, and not individually and without personal liability, on behalf of the Company, as follows:

1.	Such officer has carefully examined the Registration Statement, the Pricing Disclosure Package, the Issuer Free Writing Prospectus, and the Prospectus, and, in his or her opinion, the Registration Statement and each amendment thereto, as of [●] p.m. EST, [●], 2023 (the “Applicable Time”) and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date , any Issuer Free Writing Prospectus as of its date and as of the Closing Date, and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.	Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Issuer Free Writing Prospectus, or the Prospectus, there has not been any Material Adverse Changes or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

3.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.

4.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

5.	There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included.

6.	No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Pricing Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of his knowledge, is contemplated by the Commission or any state or regulatory body.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, I have, on behalf of the Company, signed this certificate as of the date first written above.

Name:	Wai Yiu Yau
Title:	Chief Executive Officer

Name:	Tsz Ngo Yu
Title:	Chief Financial Officer

EXHIBIT F

SECRETARY’S CERTIFICATE

[●], 2023

The undersigned, [●], hereby certifies that he/she is the duly elected, qualified, and acting Secretary of Globavend holdings Limited, a Cayman Islands exempted company (the “Company”), and that as such he/she is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 6(k) of the Underwriting Agreement, dated as of [●], 2023, by and between the Company and R. F. Lafferty & Co., Inc., as the Representative of the several underwriters listed on Schedule I thereto (the “Underwriting Agreement”), the undersigned further certifies in his/her capacity as Secretary of the Company and without personal liability, on behalf of the Company, the items set forth below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1.	Attached hereto as Exhibit A are true and complete copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) either at a meeting or meetings properly held or by the unanimous written consent of each member of the Company’s Board and any committee of or designated by the Company’s Board relating to the public offering contemplated by the Underwriting Agreement: all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board or by any committee of or designated by the Board relating to the public offering contemplated by the Underwriting Agreement.

2.	Attached hereto as Exhibit B is a true, correct, and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto. No action has been taken to further amend, modify, or repeal such charter documents, which remain in full force and effect in the attached form as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

3.	Attached hereto as Exhibit C is a true, correct, and complete copy of the memorandum and articles of association of the Company and any and all amendments thereto. No action has been taken to further amend, modify, or repeal such memorandum and articles of association, which remain in full force and effect in the attached form as of the date hereof.

4	Attached hereto as Exhibit D is a true and complete copy of certificate og good standing for the Company and its subsidiaries.

5.	Each person listed below has been duly elected or appointed to the positions indicated opposite its name and is duly authorized to sign the Underwriting Agreement and each of the documents in connection therewith on behalf of the Company, and the signature appearing opposite such person’s name below is its genuine signature.

Name	Position	Signature

Wai Yiu Yau	Chief Executive Officer

Tsz Ngo Yu	Chief Financial Officer

This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Name:
Title: